Exhibit 99.5

Tops Holding LLC

Tops Markets, LLC

Tops Markets II Corporation

Tops Holding II Corporation

INSTRUCTION TO REGISTERED HOLDER

FROM BENEFICIAL OWNER OF

all outstanding unregistered 8.875% Senior Secured Notes due 2017

($460,000,000 aggregate principal amount) that are fully and unconditionally guaranteed as to payment of principal and interest by the guarantors

for

8.875% Senior Secured Notes due 2017

that have been registered under the Securities Act of 1933, as amended

(the “Securities Act”) and are fully and unconditionally guaranteed as to payment of principal and interest by the guarantors

and

all outstanding unregistered 8.750% / 9.500% Senior Notes due 2018

($150,000,000 aggregate principal amount)

for

8.750% / 9.500% Senior Notes due 2018

that have been registered under the Securities Act

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus dated                      , 2013 (the “Prospectus”) of Tops Holding II Corporation, Tops Holding Corporation and Tops Markets, LLC, and Tops Holding II Corporation (collectively, the “Issuers”) and the related Letter of Transmittal, that together constitute the offers of the Issuers (the “Exchange Offers”) to exchange (1) $460,000,000 aggregate principal amount of unregistered 8.875% Senior Secured Notes due 2017 for 8.875% Senior Secured Notes due 2017 that have been registered under the Securities Act and (2) $150,000,000 aggregate principal amount of unregistered 8.750% / 9.500% Senior Notes due 2018 for 8.750% / 9.500% Senior Notes due 2018, each of which have been registered under the Securities Act. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offers with respect to the unregistered notes held by you for the account of the undersigned.

The aggregate face amount of the unregistered notes held by you for the account of the undersigned is (fill in amount):

☐ $                    of 8.875% Senior Secured Notes due 2017.

☐ $                    of 8.750% / 9.500% Senior Notes due 2018.

With respect to the Exchange Offers, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following unregistered notes held by you for the account of the undersigned (insert principal amount of unregistered notes to be tendered (if any)):

☐ $                    of 8.875% Senior Secured Notes due 2017.

☐ $                    of 8.750% / 9.500% Senior Notes due 2018.

☐ NOT to TENDER any unregistered notes held by you for the account of the undersigned.

If the undersigned instructs you to tender unregistered notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

•

the exchange notes acquired pursuant to the Exchange Offers are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the undersigned;

•

neither the undersigned nor any other recipient of the exchange notes (if different than the undersigned) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the unregistered notes or exchange notes;

•

neither the undersigned nor any other recipient is an “affiliate” of the Issuers as defined in Rule 405 promulgated under the Securities Act or, if the undersigned or such recipient is an affiliate, that the undersigned or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•

if the undersigned is a broker-dealer, it has not entered into any arrangement or understanding with the Issuers or any “affiliate” of the Issuers as defined in Rule 405 promulgated under the Securities Act to distribute the exchange notes;

•

if the undersigned is a broker-dealer, the undersigned further represents and warrants that if the undersigned broker-dealer will receive exchange notes for its own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities, the undersigned will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange notes received in the Exchange Offers; and

•	the undersigned is not acting on behalf of any person or entity that could not truthfully make these representations.

By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

2

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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